Exhibit 99.1
Wednesday November 29, 4:27 pm Eastern Time
Press Release

ADVISORY/ SoftLock Conference Call to Discuss Strategic Direction and Plans for Name Change Tuesday, December 5, 2000 At 4:30 PM EST MAYNARD, Mass.--(BUSINESS
WIRE)--Nov. 29, 2000--SoftLock.com, Inc. (NASDAQ: SLCK - news), a leader in the digital content economy, today announced it would update the investment community in a conference call and simultaneous Webcast on Tuesday, December 5, 2000 at 4:30 PM EST. The senior management team will discuss the company's recently announced digital content marketing strategy and related plans to change the company name to Digital Goods(TM).

What:      SoftLock's Investor Update Call

When:      4:30 PM Eastern Time, December 5, 2000

Where:     http://www.shareholder.com/digitalgoods/medialist.cfm

How:       Live over the Internet- simply connect to the address above

SoftLock's conference call and simultaneous Webcast will last approximately one hour. If you are unable to tune in during the live Webcast, the meeting will be archived on SoftLock's Web (www.softlock.com or www.digitalgoods.com) site for approximately one month. Listening to the live broadcast requires Real Player
7.0 or higher. Broadcast quality will be best for listeners with at least a 56.6 Kbps connection, but will still be available to slower connections. Firewalls designed to protect corporate information may also prevent you from listening to this broadcast. Please refer to the broadcast Web page for possible solutions.

About SoftLock

SoftLock.com, Inc., (NASDAQ:SLCK - news) is the leader in digital content marketing for rights protected content. Our secure online marketing and distribution system helps publishers deliver content to a maximum audience while respecting copyrights. Consumers gain instant access to valuable and relevant content wherever and whenever they are ready to buy. SoftLock Goods is revolutionizing the way digital content is marketed, sold, and distributed online, while enabling content publishers and online affiliates to share in the commercial benefits of the rapidly growing marketplace for digital content. SoftLock is based in Maynard, MA. For more information please visit www.softlock.com.

SoftLock Statement

SoftLock and Passalong are registered trademarks of SoftLock.com, Inc. Digital Goods, DigiGoods, DigiGoods iPage, DigiGoods iStore are trademarks of
SoftLock.com, Inc. All other products or company names are trademarks or registered trademarks of their respective owners. This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. Digital Goods.com may experience significant fluctuations in future operating results due to a number of economic, competitive and other factors, including, among other things, the size and timing of customer orders, changes in laws, new or increased competition, delays in new products, production problems, changes in market demand, market acceptance of new products, seasonality in product purchases and availability of capital to finance intended expansion of operations. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in the Company's fillings with the Securities and Exchange Commission and are incorporated herein.

Contact:
     SoftLock.com, Inc.
     Andrew Morrison
     Chief Financial Officer
     amorrison@softlock.com
     ----------------------
     www.softlock.com
     ----------------
     978/461-4175
         or

     Alexander Ogilvy Public Relations

     Sandra O'Keefe

     sokeefe@alexanderogilvy.com
     www.alexanderogilvy.com

     212/880-5200

                                                         Exhibit 99.2

FOR IMMEDIATE RELEASE

Press Contacts:
Phillip Summers                              Erica Cantwell
VP, Corporate Marketing                      Alexander Ogilvy Public Relations
Digital Goods                                ecantwell@alexanderogilvy.com
psummers@digitalgoods.com                    617-491-9400
-------------------------
www.digitalgoods.com

978-461-4146

SOFTLOCK(R)BECOMES DIGITAL GOODS(TM)TO PROPEL
DIGITAL CONTENT MARKETING BUSINESS

Pioneer in Digital Rights Management Believes Interactive Marketing is Key to Selling Digital Content Online

Company Also Announces Strategic Partnership with Reciprocal(TM)

MAYNARD, MA - December 4, 2000 - SoftLock.com (NASDAQ: SLCK) has renamed itself Digital Goods(TM) in order to reflect an expanded business philosophy. The new name signifies the company's increased focus on helping leading content publishers maximize the sale of rights-protected digital content. With its unique blend of digital rights management (DRM) technology, creative interactive marketing services, and experience selling secure digital content, Digital Goods is uniquely positioned to give consumers instant access to valuable and relevant content, while providing content publishers with the rights management, marketing services, and strategic advice they need to achieve success.

"Our goal is to help publishers unleash the value of their content by providing the next generation tools and services needed to deliver rights-protected multimedia content to a maximum audience of consumers," said Scott Griffith, chairman and chief executive officer of Digital Goods. "Our new brand will visibly affirm these commitments daily to our employees, our customers and our shareholders."

The Digital Goods symbol - a sphere traveling into expanding concentric rings - graphically portrays the viral marketing effects of the company's Passalong(TM) technology, the patented viral marketing system that turns friend-to-friend content sharing into a powerful sales channel. SoftLock was an early entrant in the DRM arena and has achieved a leadership position. The company's DRM technology protects digital content through a patented encryption

-more-

method while managing the permissions and use of copyrighted material. Over the past six months, the company has intensified its focus on the online marketing of secure digital content.

According to Dr. Jonathan Schull, founder and chief scientist at Digital Goods, "SoftLock made digital products sellable, Digital Goods makes them sell. From day one, Digital Goods will lead the industry in digital content marketing. In response to publisher requests, we have developed a suite of digital content marketing tools that give us a variety of solutions to help content publishers place rights-protected content at consumer touch points."

The Digital Goods digital content marketing (DCM) offering includes:

An affiliate retailer network with thousands of online partners. Digital Goods collaborated with industry leader Be Free, Inc. to develop the first online affiliate network to sell digital content with immediate and secure downloads. A customized search engine registration capability that leverages major search portals. Secure documents are automatically registered with each of the major search engines in a manner that optimizes their placement and maximizes sales. Contextual mapping of product offers. Digital Goods embeds offers for specific relevant content in news feeds and other Web site content. For example, you might be reading a news article on economic trends in Europe and receive, in real time, an offer to purchase specific country analysis reports from content provider Dun & Bradstreet.

Customized   targeted  eMail   campaigns  to  help  content   publishers   build
personalized relationships with their customers. The Digital Goods Passalong(TM) viral marketing system.

Relationship with Reciprocal, Inc.
In a related development, Digital Goods announced today that it has signed an agreement with Reciprocal, Inc., the global leader in digital rights management and digital commerce services, whereby the two companies will offer an integrated solution for distributing and marketing secure digital content. Combining Digital Goods' content marketing capabilities with Reciprocal's(TM) secure digital distribution services enables publishers to deliver online a variety of protected digital content to a wide audience while respecting all copyrights.

"Reciprocal is helping to bring more and more publishers to the online distribution market," said John Schwarz, president and CEO, Reciprocal. "Our partnership with Digital Goods means that Reciprocal's customers can now take immediate advantage of one of the most sophisticated viral marketing networks available and remain comfortable about their copyright obligations."

-more-

According to Bob Leone, Vice President, Strategic Alliances at Digital Goods, "As digital content becomes more multi-media in nature, our content partners want to match digital content marketing tools with the most appropriate DRM technologies. We believe Reciprocal's best-of-breed DRM philosophy and scaleable infrastructure is a great match for our Digital Goods content marketing services. This is the integrated solution our customers are looking for."

About Digital Goods

Digital Goods (NASDAQ: SLCK), formerly SoftLock.com, is the leader in digital content marketing for rights protected content. Our secure online marketing and distribution system helps publishers deliver content to a maximum audience while respecting copyrights. Consumers gain instant access to valuable and relevant content wherever and whenever they are ready to buy. Digital Goods is revolutionizing the way digital content is marketed, sold, and distributed online, while enabling content publishers and online affiliates to share in the commercial benefits of the rapidly growing marketplace for digital content. The Digital Goods digital content marketing network includes hundreds of online affiliates and content publishers, including industry leaders such as Standard & Poor's, Simon & Schuster, Dun & Bradstreet, WetFeet.com, Borders.com, iVillage.com, About.com, Infospace and The Money Page. Digital Goods is based in Maynard, MA, USA. For more information, please visit www.digitalgoods.com.

# # #

Digital Goods Statement

SoftLock is a registered trademark of SoftLock.com, Inc. Digital Goods, and Passalong are trademarks of SoftLock.com, Inc. All other products or company names are trademarks or registered trademarks of their respective owners. This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. SoftLock.com, Inc. d/b/a Digital Goods may experience significant fluctuations in future operating results due to a number of economic, competitive and other factors, including, among other things, the size and timing of customer orders, changes in laws, new or increased competition, delays in new products, production problems, changes in market demand, market acceptance of new products, seasonality in product purchases and availability of capital to finance intended expansion of operations These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in the Company's fillings with the Securities and Exchange Commission and are incorporated herein.